EXHIBIT 10.2


[GRAPHIC OMITTED]
GE Healthcare Financial Services                Internal Contract Ref. # 8541217
                                                Internal Order Ref. # 2618291
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                         EQUIPMENT WITH SERVICE SCHEDULE
                             DATED AS OF 02/12/2006
                        TO MASTER LEASE AGREEMENT (QUASI)
                              DATED AS OF 6/24/2003

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     This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of the Master Lease Agreement identified above ("Agreement," said Agreement and this Schedule being collectively referred to as "Lease"). Except as provided herein, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement. This Schedule constitutes a separate instrument of lease.

1. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the "Equipment").

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    Number                                                 Supplier/                Lessor's       Model, VIN #, Unit #
   of Units                   Site                        Manufacturer          Capitalized Cost      and/or Type Of
                                                                                                         Equipment
--------------------------------------------------------------------------------------------------------------------------
1              Premier PET Imaging of Jacksonville   GE Healthcare Technologies   $1,963,782.00     Discovery ST16 PET/CT
               5210 Belfort Road                     3000 North Grandview Blvd.                     System
               Suite 130                             Waukesha, WI  53188
               Jacksonville, FL 32256
--------------------------------------------------------------------------------------------------------------------------

2. SUPPORT: Beginning upon expiration of the applicable warranty period for the Equipment, GE Healthcare, a division of General Electric Company ("GE"), will provide "Support" as described in the Support Exhibit attached hereto.

3. TERMS AND RENTALS:

     A. Term of Schedule: 84 months. The Term of this Schedule will commence on the Lease Commencement Date specified in the "Lease, Term and Rent Payments" section of the Agreement and continue for the term specified immediately above, subject to and in accordance with the terms and conditions of this Schedule. In the event that the Lease Commencement Date does not occur on or prior to June 30, 2006, Lessor may at anytime thereafter, at its option, by written notice to Lessee, terminate this Schedule, after which termination this Schedule shall be of no further force or effect.

     B. Advance Rental: $0.00. Lessor will apply the Advance Rental to Lessee's Monthly Rental and Monthly Service Fee (collectively "Monthly Charge") obligation under this Schedule to Month 0.

     C. Monthly Rental: 5 Month(s) @ $0.00; 6 Month(s) @ $18,000.00; 1 Month(s) @ $35,647.90; 72 Month(s) @ $35,647.90, plus all applicable taxes. All payments will be in arrears. . In states assessing upfront sales and use tax, your Monthly Rentals will be adjusted to include the applicable sales and use tax amortized over the Term using a rate that preserves Lessor's economic yield for the transaction described in this Agreement. Lessee's payment of Monthly Rentals to Lessor will be in accordance with the "Lease, Term and Rent Payments" section of the Agreement. The interest rate with respect to this Schedule will be established on the Lease Commencement Date. The interest rate will be equal to 8.69% per annum and will be adjusted based on the number of basis points, plus or minus, as applicable, that the Index Rate (as defined in this paragraph) has changed from original rate quote 4.53% per annum. The "Index Rate" shall mean the per annum rate of interest published on the date selected by Lessor, which date shall be no earlier than seven (7) business days immediately preceding the Lease Commencement Date by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" as the 7 Year Treasury Constant Maturities rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days occurring in the period for which interest is payable.

     D. Monthly Service Fee: 5 Months @ $0.00; 6 Months @ $0.00; 1 Month @ $0.00; 72 Months @ $14,508.34, plus all applicable taxes.

     E. Interim Rent:If the Lease Commencement Date is not the 1st or 15th of any calendar month (a "Payment Date"), the initial Term shall be extended by the number of days between the Lease Commencement Date and the Payment Date which occurs after the Lease Commencement Date (the "Interim Period"). Lessee shall pay Interim Rent for the Interim Period. The Interim Rent will be due on the first payment due date and calculated as the Daily Rent Factor times the number of days in the Interim Period. For purposes of this calculation, the "Daily Rent Factor" shall equal the Interest Rate divided by 360 and times the total funding amount under the Term of this Schedule.

Equip-Service Sch to Quasi Lease     Page 1 of 3                   (Rev. 8/1/05)
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4. SERVICE WARRANTY/REMEDIES: GE warrants that it will provide the Support specified in the Support Exhibit in a workmanlike manner. For any claim that Support was not performed in a workmanlike manner in accordance with the Support limited warranty in this Section 4, Lessee's sole and exclusive remedy is for GE to re-perform that Support. In the event GE materially breaches its Support obligations under this Agreement, and fails to remedy such material breach within thirty (30) days after Lessee's written notice to GE of such breach, Lessee may terminate the service portion of this Agreement; provided, however, that if GE determines that it cannot cure the breach with reasonable efforts within such 30-day period, GE will be entitled to an additional period not to exceed thirty (30) days within which to cure the breach. Upon termination, neither party will have any further rights or obligations under the service portion of this Agreement except for (i) payment obligations arising prior to the date of termination and (ii) portions of the contract, which by their nature must extend beyond the date of contract expiration and (iii) warranty obligations for the terms of this agreement arising prior to the date of termination.

5. END OF SUPPORT ANNOUNCEMENT: In the event GE makes a general commercial announcement that it will no longer offer Support agreements for an item of Equipment or Equipment component or provide a particular Support feature or option, then upon no less than 12 months' prior written notice to Lessee, Lessor may, at its option, remove any such item(s) of Equipment, component(s), feature(s), or option(s) from this Schedule, with an appropriate adjustment of charges, without otherwise affecting this Agreement.

6. RECORD RETENTION AND ACCESS: If Section 1861(v)(1)(I) of the Social Security Act applies to this Schedule, subsections (i) and (ii) of that Section are made a part of this Schedule. In such an event, GE agrees to retain and make available and to insert the requisite clause in each applicable subcontract requiring GE's subcontractor to retain and make available, the contract(s), book(s), document(s) and record(s) to the person(s), upon the request(s), and for the period(s) of time as required by these subsections.

7. EXCUSABLE DELAYS AND PERFORMANCE: GE shall not be liable for delays or failures in performance of any obligation under a Schedule or the Agreement due to a cause beyond its reasonable control.

8. AUTODRAFTING

     A. Section deleted in its entirety.

9. PURCHASE OPTION:

     A. Provided this Schedule has not already been terminated and Lessee has paid all rent due to Lessor hereunder and all other material charges or amounts then due to Lessor hereunder and Lessee is not in default under any other agreement between Lessee and Lessor relating to the Agreement, Lessee may, by written notice to Lessor, at least 180 days before the expiration of the Term, irrevocably elect to purchase all (but not less than all) of the Equipment for the Equipment Option Price set forth below: Notwithstanding the foregoing or anything else to the contrary contained in the Master Lease Agreement (or the Equipment with Service Schedule to Master Lease Agreement), Lessee shall have the right to purchase the Equipment, as aforesaid, provided that Lessee has paid all rent due to Lessor hereunder and all other charges or amounts then due to Lessor hereunder.

     $101.00 plus all applicable taxes (the "Equipment Option Price")

     B. Lessor and Lessee agree that if Lessee acquires any upgrade to or non-severable improvement of the Equipment and/or any Licensed Software which increases it productivity or value, then Lessor will adjust the Equipment Option Price to also reflect the upgrade or improvement.

     C. Lessee's purchase of the Equipment shall be on an AS-IS, WHERE-IS basis without recourse or warranty of any kind.

10. ARTICLE 2A NOTICE: IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS REFERENCED IN SECTION 1 ABOVE (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY THE SUPPLIER, WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

11. STIPULATED LOSS TABLE: The Stipulated Loss Value for any unit of Equipment shall be the Lessor's capitalized cost of such unit (as referenced in the Stipulated Loss Table to be delivered by Lessor to Lessee) multiplied by the appropriate percentage derived from a Stipulated Loss Table. In the event that the Lease is for any reason extended, then the last percentage figure shown in the Stipulated Loss Table shall control throughout any such extended term.

12. Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

13. Any modified or additional terms and conditions of this Schedule are set forth in the following attachments to this Schedule: Acceptance Certificate, Stipulated Loss Table.

14. Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect.

Equip-Service Sch to Quasi Lease     Page 2 of 3                   (Rev. 8/1/05)

LESSOR:                                   LESSOR:

General Electric Capital Corporation      The Sagemark Companies LTD.


By:                                       By:    /s/ THEODORE B. SHAPIRO
       -----------------------------             -------------------------------
Name:                                     Name:  Theodore B. Shapiro
       -----------------------------             -------------------------------
Title: Duly Authorized Signatory          Title: President and Chief Executive
                                                 Officer
                                                 -------------------------------

General Electric Company

By:
       -----------------------------
Name:
       -----------------------------
Title: Duly Authorized Signatory

Equip-Service Sch to Quasi Lease     Page 3 of 3                   (Rev. 8/1/05)